XM Announces Offering of Exchangeable Senior Subordinated Notes
WASHINGTON, July 28 — XM Satellite Radio Holdings Inc. (Nasdaq: XMSR) announced today that XM Satellite Radio Inc. (“XM Radio”), its wholly-owned subsidiary, is launching an offering of $550 million aggregate principal amount of exchangeable senior subordinated notes due 2014 (the “Notes”). The Notes will be exchangeable into shares of Sirius Satellite Radio Inc. common stock. The offering of the Notes is part of a series of transactions to refinance certain debt of XM in connection with the pending merger with Sirius. The offering will be conditioned on the closing of the merger which remains subject to the approval from the Federal Communications Commission and satisfaction of other applicable conditions.
Sirius has filed a registration statement with the Securities and Exchange Commission to register the resale of the Sirius common stock delivered upon exchange of the Notes.
The coupon, exchange rate and other terms of the Notes will be determined at the time of pricing of the offering. The Notes will be XM Radio’s unsecured, senior subordinated obligations, will be subordinated to any senior debt of XM Radio and will rank equally with any future senior subordinated debt of XM Radio. The Notes will be fully and unconditionally guaranteed by XM Satellite Radio Holdings Inc. and each of XM Radio’s subsidiaries which also guarantee XM Radio’s other indebtedness.
The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.
Concurrently with the offering of the Notes, Sirius will enter into a share lending agreement with share borrowers, pursuant to which Sirius will lend shares to the share borrowers. Concurrently with the offering of the Notes, the share borrowers will sell the borrowed shares in a separate public offering. The sale of the borrowed shares is intended to facilitate privately negotiated derivative transactions by which investors in the Notes will hedge their investment in the Notes. The share borrowers will be required to return the borrowed shares pursuant to the share lending agreement following the maturity date of the Notes or their earlier retirement. The share borrowers will receive all of the proceeds from the sale of the borrowed shares. Sirius will not receive any proceeds from the offering of the borrowed shares, but will receive a nominal lending fee from the share borrowers. While the borrowed shares will be considered issued and outstanding for corporate law purposes, Sirius believes that under U.S. generally accepted accounting principles currently in effect, the borrowed shares will not be considered outstanding for the purpose of computing and reporting earnings (loss) per share because the borrowed shares are required to be returned to Sirius.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of XM’s and Sirius’ management and are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements in this press release include demand for XM Satellite Radio’s service, Sirius Satellite Radio’s service, the companies’ dependence on technology and third party vendors, their potential need for additional financing, as well as other risks described in XM Satellite Radio Holdings Inc.’s Form 8-K filed with the Securities and Exchange Commission on 7-21-08 and Sirius Satellite Radio Inc.’s Form 10-K. Copies of the filing are available upon request from XM Radio’s Investor Relations Department for each of XM and Sirius.

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